CITY NATIONAL BANCSHARES CORPORATION
                        CITY NATIONAL BANK OF NEW JERSEY

                          SALARY CONTINUATION AGREEMENT

                  THIS AGREEMENT is made this 1st day of January, 1997 by and among City National Bank of New Jersey, a national banking association, (the "Company"), City National Bancshares Corporation, a New Jersey corporation, ("CNBC") and Louis E. Prezeau (the "Executive").
                                  INTRODUCTION
                  To encourage the Executive to remain an employee of the Company, the Company is willing to provide continuation benefits to the Executive. The Company will pay such continuation the benefits from its general assets and CNBC shall guarantee the Company's obligations hereunder.
                                                      AGREEMENT
                  The Executive and the Company agree as follows:
                                                      Article 1
                                                     Definitions
                  1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1.1"Change  of  Control"  means  an  acquisition,   after  the  date  of  this
     Agreement, (other than directly from CNBC) by an individual, entity or group (excluding the Company, CNBC or an employee benefit plan of the Company) of 30% or more of CNBC's outstanding voting common stock followed within twelve (12) months by the Executive=s Termination of Employment for reasons other than death, disability or retirement.
1.1.2"Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.
1.1.3 "Early Retirement Date" means the Executive attaining age 60.
1.1.4 "Normal Retirement Date" means the Executive attaining age 65. 1.1.5"Termination of Employment" means the Executive's ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.
1.1.6"Years of Service" means the total number of twelve-month periods during which the Executive is employed on a full-time basis by the Company as an officer or in an executive capacity, inclusive of any approved leaves of absence.
                                    Article 2
                                Lifetime Benefits
                  2.1 Normal  Retirement  Benefit.  If the Executive  terminates employment on or after the Normal Retirement Date for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1.

2.1.1Amount of Annual Benefit.  The annual benefit under this Section 2.1 is 40%
     of the annual base salary payable to the Executive during the last complete fiscal year of the Company. The annual benefit is to be paid in accordance with Section 2.1.2 below.
2.1.2Payment of Benefit.  The  Company  shall pay the  aggregate  benefit to the
     Executive in equal monthly installments with each installment equal to 1/12th of the annual benefit defined in Section 2.1.1 above, on the first day of each month commencing with the month following Executive's Termination of Employment on or after the Normal Retirement Date and continuing until the later of the Executive's death or the expiration of 179 additional months.
2.2 Early Retirement Benefit. If the Executive terminates employment before the Normal Retirement Date, and for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.2.
2.2.1Amount of  Benefit.  The  annual  benefit  under  this  Section  2.2 is the benefit calculated under Section 2.1.1 as if the date of the Executive's Termination of Employment was the Executive's Normal Retirement Date, which amount is then multiplied by a fraction, the numerator of which is the Executive's actual Years of Service through the date of the Executive's Termination of Employment and the denominator of which is the Years of Service the Executive would have had had the date of Executive's Termination of Employment coincided with his actual Normal Retirement Date.

2.2.2Payment of Benefit.  The  Company  shall pay the  aggregate  benefit to the
     Executive (or his beneficiary pursuant to Section 3.2 hereof) in 180 equal consecutive monthly installments with each installment equal to 1/12th of the annual benefit in Section 2.2.1 above, on the first day of each month commencing with the month following the Executive's Early Retirement Date and continuing for 179 additional months.
2.3 Change of Control Benefit. Upon a Change of Control while the Executive is in the active service of the Company, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.
2.3.1. Amount of Benefit. The benefit under this Section 2.3 is the present value (computed with an annual discount rate of 4%) of a theoretical series of 180 equal monthly payments, with each payment equal to 1/12 of the annual Normal Retirement Benefit described in Section 2.1 (computed as if the Executive's Termination of Employment was the Executive's Normal Retirement Date), beginning with the month following the month in which the Executive would attain the age of 65 and continuing for an additional 179 consecutive months.
2.3.2Payment of Benefit.  The  Company  shall pay the  aggregate  benefit to the
     Executive in a lump sum within 30 days after the Change of Control.
                                    Article 3
                                 Death Benefits
3.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1.
3.1.1Amount of Benefit. The benefit under Section 3.1 is the greater of (x) the normal retirement benefit accrued by the Company for the Executive as of the date of the Executive's death or (y) the original projected retirement benefit as shown on Schedule A hereto.
3.1.2Payment of Benefit. The Company shall pay the aggregate benefit to the beneficiary in the amounts described under Section 2.1 in equal monthly installments with each installment equal to 180th of the aggregate benefit defined in Section 3.1.1 above, on the first day of each month commencing with the month following the Executive's death and continuing for 179 additional months.
3.2 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived except that for purposes of the normal retirement benefit, payments shall be made, in accordance with the provisions of Section 2.1.2, until the later of the Executive=s death or a total of 180 monthly payments have been made.
                                    Article 4
                                  Beneficiaries

                  4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate.
                  4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.
                                    Article 5
                               General Limitations
                  Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive's employment within three months of the non-appealable conviction of the Executive of a felony criminal offense involving or relating to the Company or CNBC.
                                    Article 6
                          Claims and Review Procedures

                  6.1 Claims Procedure. The Company shall notify the Executive or the Executive's beneficiary in writing, within thirty (30) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Executive or the Executive's beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Executive or the Executive's beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Executive or the Executive's beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

                  6.2 Review Procedure. If the Executive or the Executive's beneficiary is determined by the Company not to be eligible for benefits, or if the Executive or the Executive's beneficiary believes that he or she is entitled to greater or different benefits, the Executive or the Executive's beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Executive or the Executive's beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Executive or the Executive's beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Executive or the Executive's beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Executive or the Executive's beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Executive or the Executive's beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Executive or the Executive's beneficiary.
                                    Article 7
                           Amendments and Termination
                  Subject to the provisions of the next sentence, this Agreement may be amended or terminated only by a written agreement authorized by the Board of Directors of the Company provided that all benefits accrued by the Company as of the date of such termination or amendment for payment of benefits hereunder shall be fully vested and shall be payable in accordance with the terms hereof unless the Executive consents otherwise in writing. Notwithstanding the foregoing, at any time after the date of this Agreement, there is an acquisition by an individual, entity or a group (excluding the Company, CNBC or an employee benefit plan of the Company) of 30% or more of CNBC's outstanding voting common stock, this Agreement may be amended or terminated only by written agreement authorized by the Company's Board of Directors and signed by the Company and the Executive.
                                    Article 8
                                  Miscellaneous
                  8.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

                  8.2 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.
                  8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.
                  8.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.
                  8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of New Jersey, except to the extent preempted by the laws of the United States of America.
                  8.6 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.
                  8.7 Guaranty. The Company's obligations under this Agreement are hereby guaranteed, irrevocably and unconditionally by CNBC.

                  IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE                                   COMPANY:

                        CITY NATIONAL BANK OF NEW JERSEY




___________________________                 By:_________________________________
Louis E. Prezeau                                Name:
                                                Title:


CITY NATIONAL BANCSHARES                                      CORPORATION



By:__________________________________
     Name:
     Title:

                                   Schedule A

                        CITY NATIONAL BANK OF NEW JERSEY
                         SUMMARY OF PROJECTED BENEFITS
                            SALARY CONTINUATION PLAN

                                                   Projected
                                                    15 year
                     Current        Retirement      Annual
Executive              Age             Age          Payout

Louis Prezeau          53              65          $ 85,517

Assumption:
 Discount Rate:              7.50%
 Compensation Inflator:      5.00%



                      CITY NATIONAL BANCSHARES CORPORATION
                        CITY NATIONAL BANK OF NEW JERSEY
                           (collectively, the "Bank")

                          SALARY CONTINUATION AGREEMENT

                             BENEFICIARY DESIGNATION



I designate the following as beneficiary of any death benefits under the Salary Continuation Agreement:


Primary: ______________________________________________________________________

_______________________________________________________________________________


Contingent: ___________________________________________________________________

_______________________________________________________________________________


Note:To name a trust as beneficiary, please provide the name of the trustee and the exact date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

Signature: ________________

Date:  ____________________

Accepted by the Bank this _______ day of _________________, 199__.


CITY NATIONAL BANCSHARES CORPORATION           CITY NATIONAL BANK OF NEW JERSEY

By:                                              By:

Title:                                           Title: